Exhibit 99.1

Xenetic Biosciences, Inc. Reports Second Quarter 2023 Financial Results

- Company continues to execute on plan to advance DNase-based oncology program towards Phase 1 clinical development for the treatment of pancreatic carcinoma and other locally advanced or metastatic solid tumors

FRAMINGHAM, MA – (August 11, 2023) – Xenetic Biosciences, Inc. (NASDAQ: XBIO) (“Xenetic” or the “Company”), a biopharmaceutical company focused on advancing innovative immune-oncology technologies addressing hard to treat cancers, today reported its financial results for the second quarter of 2023.

"Since the beginning of 2023, we have taken important, fundamental steps to further advance our DNase-based oncology platform. We have secured strategic collaborations, bolstered our team’s expertise and identified development and regulatory pathways that give us line of sight towards our first in human clinical study. Moving forward, we intend to establish additional strategic collaborations that we believe will enable us to expedite this pathway to the clinic and expand our opportunities and value proposition,” commented Jeffrey Eisenberg, Chief Executive Officer of Xenetic.

Recent Highlights:

•	Executed the first Collaborator Statement of Work (“SOW”) as part of the previously announced collaboration agreement with VolitionRx and CLS Therapeutics to develop NETs-targeted adoptive cell therapies for the treatment of cancer. The Company's collaboration with Volition is an early exploratory program to evaluate the potential combination of Volition's Nu.Q® technology and Xenetic's DNase-Armored CAR T platform to develop proprietary adoptive cell therapies potentially targeting multiple types of solid cancers for which current CAR T cell therapies have shown limited or no effect; and
•	Continued participation in conferences and investor-focused events. To watch the replay of the most recent event, go to https://us02web.zoom.us/webinar/register/WN_r_Ed8vT2QkulEUkTrP0GuQ#/registration.

Summary of Financial Results for Second Quarter 2023

Net loss for the quarter ended June 30, 2023 was approximately $1.1 million. Research & development expenses for the three months ended June 30, 2023 decreased by approximately $1.2 million, or 56.5%, to approximately $0.9 million from approximately $2.1 million in the comparable quarter in 2022. The decrease was primarily due to in-process research and development (“IPR&D”) expense of $1.3 million associated with the Company’s licensing of the DNase oncology platform during the three months ended June 30, 2022. There was no similar expense in 2023. Excluding the $1.3 million of IPR&D expense from total R&D expense of $2.1 million for the three months ended June 30, 2022, R&D expense for the three months ended June 30, 2023 increased by $0.1 million, or 16.9%, primarily due to increased spending related to our pre-clinical development efforts associated with our DNase platform. Royalty payments of approximately $0.7 million were received from our sublicense with Takeda Pharmaceuticals Co. Ltd in the three months ended June 30, 2023, representing an approximate 56.2% increase over the same period in 2022. General and administrative expenses for the three months ended June 30, 2023 decreased by approximately $0.1 million, or 7.8%, to approximately $0.9 million from approximately $1.0 million in the comparable quarter in 2022. The decrease was primarily due to a decrease in legal fees and share-based expense during the three months ended June 30, 2023 compared to the same period in 2022.

The Company ended the quarter with approximately $10.7 million of cash and no debt.

Non-GAAP Measures

In our narrative discussion of operations above, we exclude the impact of non-cash expenses from certain operating measures, which narrative discussion includes reconciliation of such adjusted financial measures to the directly comparable GAAP financial measure. We believe these adjusted operating measures may provide investors with useful information regarding our underlying performance from period to period and allow investors to better understand our results of operations. Management uses these adjusted measures when assessing the performance of the business.

About Xenetic Biosciences

Xenetic Biosciences, Inc. is a biopharmaceutical company focused on advancing innovative immune-oncology technologies addressing hard to treat cancers. The Company's DNase platform is designed to improve outcomes of existing treatments, including immunotherapies, by targeting neutrophil extracellular traps (NETs), which have been implicated in cancer progression and resistance to cancer treatments. Xenetic is currently focused on advancing its systemic DNase program into the clinic as an adjunctive therapy for pancreatic carcinoma and locally advanced or metastatic solid tumors.

For more information, please visit the Company's website at www.xeneticbio.com and connect on Twitter, LinkedIn, and Facebook.

Forward-Looking Statements

This press release contains forward-looking statements that we intend to be subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts may constitute forward-looking statements within the meaning of the federal securities laws. These statements can be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning, including, but not limited to, statements regarding: all statements regarding expectations for our DNase-base oncology platform, including our plan to advance the DNase-based oncology program toward Phase 1 clinical development, our intention to establish additional strategic collaborations, our belief that additional strategic collaborations will enable us to expedite its pathway to the clinic and expand our opportunities and value proposition, our progress towards our first in human clinical study, our expectations regarding the potential development of proprietary adoptive cell therapies potentially targeting multiple types of solid cancers for which current CAR T cell therapies have shown limited or no effect, the DNase platform improving outcomes of existing treatments, including immunotherapies, by targeting neutrophil extracellular traps (NETs), which have been implicated in cancer progression and resistance to cancer treatments, and our focus on advancing our systemic DNase program into the clinic as an adjunctive therapy for pancreatic carcinoma and locally advanced or metastatic solid tumors. Any forward-looking statements contained herein are based on current expectations, and are subject to a number of risks and uncertainties. Many factors could cause our actual activities, performance, achievements, or results to differ materially from the activities and results anticipated in forward-looking statements. Important factors that could cause actual activities, performance, achievements, or results to differ materially from such plans, estimates or expectations include, among others, (1) unexpected costs, charges or expenses resulting from our manufacturing and collaboration agreements; (2) unexpected costs, charges or expenses resulting from the licensing of the DNase platform; (3) uncertainty of the expected financial performance of the Company following the licensing of the DNase platform; (4) failure to realize the anticipated potential of the DNase, XCART or PolyXen technologies; (5) the ability of the Company to implement its business strategy; and (6) other risk factors as detailed from time to time in the Company's reports filed with the SEC, including its annual report on Form 10-K, periodic quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive. In addition, forward-looking statements may also be adversely affected by general market factors, general economic and business conditions, including potential adverse effects of public health issues, such as the COVID-19 outbreak, and geopolitical events, such as the Russian invasion of Ukraine, on economic activity, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new product candidates and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. The forward-looking statements contained in this press release speak only as of the date the statements were made, and the Company does not undertake any obligation to update forward-looking statements, except as required by law.

Contact:

JTC Team, LLC

Jenene Thomas

(833) 475-8247

xbio@jtcir.com

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